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                                                                  EXHIBIT 10.12


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                                    SUBLEASE

                               ELEMENT K PRESS LLC

                                  "Sublandlord"

                                     -with-

                             ELEMENT K CONTENT, LLC

                                   "Subtenant"


                                Leased Premises:

                             Canal View Office Park
                               Brighton, New York



                            Dated: February 10, 2000

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                                    SUBLEASE

              SUBLEASE (this "Sublease") made as of February 10, 2000, between ELEMENT K PRESS LLC, a Delaware limited liability company, with an office and place of business at 500 Canal View Boulevard, Rochester, New York 14623 ("Sublandlord"), and ELEMENT K CONTENT LLC, a Delaware limited liability company, with an office at 500 Canal View Boulevard, Rochester, New York 14623 ("Subtenant").

                              W I T N E S S E T H :

              WHEREAS, pursuant to a certain lease, dated July 14, 1995, between LFN Associates ("Prime Landlord"), as landlord, and Ziff-Davis Inc. (as predecessor-in-interest to Sublandlord), as tenant, as amended by that certain Amendment No. 1 to Lease Agreement, dated October __, 1995, and further amended by that certain Second Amendment to Agreement of Lease (the "Second Amendment"), dated June 27, 1997 (collectively the "Prime Lease"), for certain premises (the "Leased Premises") located at Canal View Office Park (the "Building"), located at the intersection of Brighton-Henrietta Town Line Road and Canal View Boulevard, Brighton, New York.

              WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to take and hire from Sublandlord a portion of the Leased Premises, all upon the terms and subject to the conditions set forth herein.

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

1. Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the portion of the Building substantially as shown on the diagram attached to this Sublease as Exhibit "A", containing approximately 20,856 square feet of rentable area, together with sufficient and adequate means of ingress and egress (the "Subleased Premises"), for the term herein stated, for the rent herein reserved and upon and subject to the covenants, agreements, terms, conditions and provisions hereinafter set forth.

2. Use of Subleased Premises. To have and to hold the same, subject to the conditions herein contained and subject further to the terms and conditions of the Prime Lease, and for no purpose other than the uses permitted pursuant to the terms of the Prime Lease.

3. Term and Base Rental. The term (the "Term") of this Sublease shall commence on the date hereof (the "Commencement Date") and, unless sooner terminated pursuant to any term or provision hereof, shall end on January 30, 2008 (the "Expiration Date"). The Subleased Premises shall be delivered to Subtenant on the Commencement Date in its "as is" condition.

       Subtenant's obligation to pay the Fixed Rent (as hereinafter defined), the additional rent and any other charges herein reserved shall commence on the Commencement Date.

       Throughout the Term (including any renewal terms as set forth in Paragraph 4 hereof), Fixed rent shall be payable at a rate per annum (the "Fixed Rent") equal to the total Fixed Rent payable with respect to such year by Sublandlord pursuant to the Prime


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       Lease multiplied by a fraction, the numerator of which is the amount of square footage covered by this Sublease and the denominator of which is the total square footage covered by the Prime Lease (as of the date hereof, such fraction represents twenty-two percent (22%) ("Subtenant's Proportionate Share"). Fixed Rent shall be payable in equal monthly installments, in advance on the first day of each calendar month during the Term for which such rent is due. If the Commencement Date or Expiration Date shall occur on a date other than the first day or last day, respectively, of any calendar month, the Fixed Rent payable pursuant to this Sublease for such calendar month shall be prorated on a per diem basis. If, upon adjustment of the size and location of the Subleased Premises as mutually agreed to by Sublandlord and Subtenant, the rentable square footage of the Subleased Premises shall change (as measured and certified to by Sublandlord's architect), the Subtenant's Proportionate Share set forth above shall be proportionately reduced or increased, as the case may be. The certification of Sublandlord's architect shall be subject to verification by Subtenant's architect.

       As of the Commencement Date, all utility services, including water, sewer, gas, heat, light, power and telephone service, shall be available to serve the Subleased Premises. Subtenant shall pay Subtenant's Proportionate Share (based on the ratio of the Subleased Premises to the Leased Premises, as set forth above) of (i) all of such utilities and
       (ii) Sublandlord's costs and expenses of maintaining and cleaning the Leased Premises (including the Subleased Premises) on a monthly basis within twenty (20) days of Subtenant's receipt of an invoice for such utilities, maintenance and cleaning services from Sublandlord. Sublandlord shall provide Subtenant with copies of all invoices and bills for all of such utilities, maintenance work and cleaning services and the method of calculation of Subtenant's share of such charges. Subtenant shall have the right to audit Sublandlord's calculation of such charges, and any dispute with respect to such charges shall be subject to arbitration.

       In addition, Subtenant shall pay Subtenant's Proportionate Share of all real property taxes and assessments levied against the Leased Premises during the Term of this Sublease and any extensions thereof. Such taxes and assessments shall be paid by Subtenant within three (3) business days prior to the date Sublandlord is required to pay such taxes pursuant to the Prime Lease. Sublandlord shall provide Subtenant with copies of all such tax bills and the method of calculation of Subtenant's share of such real estate taxes. Subtenant shall have the right to verify Sublandlord's calculation of Subtenant's share of real estate taxes, and any dispute with respect to the calculation thereof shall be subject to arbitration.

       Fixed Rent, additional rent and other charges herein reserved or payable shall be paid to Sublandlord at its offices at 500 Canal View Boulevard, Rochester, New York 14623, or at such other place as Sublandlord may designate, in lawful money of the United States of America, as and when the same become due and payable, without any deduction, set-off or abatement whatsoever, except as expressly permitted hereunder.

4. Renewal Option. Provided (i) Subtenant is not then in default under any of the terms, covenants and conditions of this Sublease beyond the expiration of any applicable grace or cure periods, and (ii) Sublandlord has the right pursuant to the provisions of the Prime Lease and any amendment thereto to extend the term of the Prime Lease beyond the initial Term of this Sublease, Subtenant is hereby granted the options to renew the Term for two (2) additional periods of up to five (5) years each (each a "Renewal Term"). Subtenant's rights to renew this Sublease shall run concurrently with Sublandlord's right to extend the term of the Prime Lease. The first Renewal Term


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       shall commence at the expiration of the initial Term and each subsequent
       Renewal Term shall commence at the expiration of the then expiring Renewal Term, as applicable. The expiration date in respect of the last Renewal Term shall be the date which is one day prior to the expiration of the term of the Prime Lease. Subtenant shall exercise each option to renew by delivering notice of such election (each a "Renewal Notice") to Sublandlord not less than ten (10) months prior to expiration of the initial Term or the then expiring Renewal Term, as applicable. In the event Sublandlord does not receive a Renewal Notice prior to the expiration of the applicable time period (time being of the essence with respect thereto), then any further option to renew the Term shall upon the expiration of such applicable time period become null and void and be of no further force and effect. Each Renewal Term shall be on the same terms and conditions as contained in this Sublease.

5. Tenant Cancellation Option. During the Term or any Renewal Term, Subtenant shall have the right to terminate this Sublease, on the last day of a calendar month, on at least sixty (60) days prior written notice to Sublandlord, and the termination date specified in such sixty day notice shall thereafter be the Expiration Date hereunder.

6. Assignment or Subletting. This Sublease is not assignable, nor shall the Subleased Premises or any part thereof be sublet, used, or permitted to be used for any purpose, other than as above set forth, without the written consent of Sublandlord and, if required under the Prime Lease, Prime Landlord; which consent shall not be unreasonably withheld or delayed by Sublandlord. If Prime Landlord consents to any such assignment or sublease, Sublandlord shall be deemed to have consented to such assignment or sublease. If Sublandlord has not consented or objected to a proposed assignment, sublease or use which does not require Prime Landlord's consent within thirty (30) days after receiving written request therefor, Sublandlord will be deemed to have so consented. If this Sublease is assigned or the Subleased Premises or any part thereof sublet without the written consent of Sublandlord, or if Subtenant shall become the subject of a court proceeding in bankruptcy or liquidating receivership or shall make an assignment for the benefit of creditors, this Sublease may by such fact or unauthorized act be cancelled at the option of Sublandlord. Any assignment of this Sublease or subletting of the Subleased Premises or any part thereof with the written consent of Sublandlord shall not operate to release Subtenant from the fulfillment on Subtenant's part of the covenants and agreements herein contained to be performed by Subtenant, nor authorize any subsequent assignment or subletting without the written consent of Sublandlord.

7. Repairs and Alterations. If the Prime Lease requires the consent of Prime Landlord to any improvements, changes, additions, replacements or alterations ("Improvements") in, to or about the Subleased Premises, the Improvements shall not be commenced until such consent of Prime Landlord and the consent of Sublandlord is obtained; which consent by Sublandlord shall not be unreasonably withheld or delayed.

       Any insurance required to be maintained under the Prime Lease by the tenant thereunder with respect to Improvements shall be maintained by Subtenant in connection with any Improvements permitted hereunder and shall name Sublandlord and Prime Landlord as additional insured parties thereunder.

       Sublandlord has not agreed to make any repairs or decorations as inducements to Subtenant to make this Sublease.


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8.     Conditions of Subleased Premises. Subtenant agrees to keep the Subleased
       Premises in good order and repair and not to use of the same or any part thereof for any purpose forbidden by law or ordinance now in force or hereafter enacted in respect to the use or occupancy of the Subleased Premises. Sublandlord or its legal representatives may, at all reasonable hours, enter upon the Subleased Premises for the purpose of examining the condition of the Subleased Premises and making such repairs as Sublandlord may deem fit.

       Subtenant shall procure and maintain at its own cost during the Term hereof fire and extended coverage insurance on the personal property of Subtenant. Subtenant shall throughout the Term hereof, at its own expense, provide or cause to be provided and kept in force, commercial general liability insurance against claims of personal injury or death and property damage caused by an occurrence upon, in or about the Subleased Premises, which shall afford protection to limits of not less than the amount of $1,000,000 in respect of personal injury or death to any one person and in respect of injury of death to any number of persons arising out of any one accident, and against property damage in respect of any instance of property damage. Subtenant shall include Sublandlord and Prime Landlord as additional insureds under its liability insurance policies and such insurance coverage shall be extended to any liability of Subtenant. All policies and insurance required by Subtenant with respect to the Subleased Premises or the Building shall, if commercially reasonable to do so, include a waiver by the insurer of all rights and subrogation against Sublandlord and Prime Landlord, in connection with any loss, damage or claims thereby insured against and shall require at least thirty (30) days advance notice to Subtenant before any termination or cancellation of such insurance will be effective. Subtenant shall furnish to Sublandlord as reasonably requested, certificates of insurance evidencing the existence of insurance as required by this Paragraph.

9. Indemnification. Sublandlord shall not be liable for and Subtenant will indemnify and save harmless Sublandlord of and from all fines, suits, claims, demands, losses, and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the Leased Premises caused by Subtenant, its agents, employees, subtenants, invitees or by any other person entering the Building or the Subleased Premises under express or implied invitation of Subtenant, or arising out of Subtenant's use of the Building or the Subleased Premises. Sublandlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of any governmental body or authority, or any other matter beyond control of Sublandlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, the Leased Premises or failure to make repairs or from any cause whatsoever unless caused by Sublandlord's negligent actions or negligent failure to act.

10. Damage to Subtenant's Property. Sublandlord shall not be liable to Subtenant or any other person or corporation, including employees, for any damage to their person or property caused by water, rain, snow, frost, fire, storm and accidents, or by breakage, stoppage, or leakage of water, gas, heating and sewer pipes or plumbing, upon, about, or adjacent to the Leased Premises unless such damage is caused by Sublandlord's negligent actions or negligent failure to act.

       Sublandlord may terminate the Sublease upon (1) the occurrence of any fire or other casualty which renders the Leased Premises or Subleased Premises untenantable for a


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       period of six (6) months or longer or (2) the partial or complete, taking, whether temporary or permanent, of the Building, Leased Premises or Subleased Premises by any governmental authority.

11. Care of Subleased Premises. Subtenant shall, at its expense, take good care of the Subleased Premises and the appurtenances therein and make all repairs thereto, as and when needed to preserve them in good order and condition, all as required pursuant to the terms of the Prime Lease of the tenant thereunder.

12. Holdover. If Subtenant holds over after the expiration or earlier termination of the Term of this Sublease without the express written consent of Sublandlord, Subtenant shall become a tenant at sufferance only, at a rental rate equal to 150% of the Fixed Rent, and additional rent in effect upon the date of such expiration (the "Holdover Rent"), and otherwise subject to the terms, covenants and conditions herein. In addition, Subtenant shall pay to Sublandlord, promptly upon Sublandlord's demand, any and all amounts in excess of the Holdover Rent that Sublandlord is obligated or required to pay to Prime Landlord under the Prime Lease as a direct or indirect result of Subtenant's holdover, including without limitation claims by Prime Landlord for attorney's fees and disbursements in connection with such holdover. Acceptance by Sublandlord of the Holdover Rent after such expiration or earlier termination shall not constitute Sublandlord's consent to a holdover hereunder or result in an express or implied renewal of this Sublease.

       If Subtenant fails to surrender the Subleased Premises upon the expiration or earlier termination of this Sublease, Subtenant shall indemnify and hold Sublandlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant or subtenant of Prime Landlord or Sublandlord, arising out of, pertaining to or resulting from Subtenant's failure to surrender. The provisions of this subparagraph are in addition to and not in limitation of Sublandlord's right of re-entry or any rights of Sublandlord hereunder or at law or in equity. Furthermore, Sublandlord shall have no liability or responsibility whatsoever to Subtenant for any damage or injury suffered by Subtenant as a result of any actions of Prime Landlord arising out of Subtenant's holding over.

13. Applicable Law. The Sublease and all of its terms and provisions shall be construed in accordance with the laws of the State of New York.

14. Termination of Sublease. If for any reason the Prime Lease is terminated prior to the expiration date of this Sublease, this Sublease shall thereupon terminate, the date of such termination shall for all purposes be deemed the Expiration Date hereof, and Sublandlord shall not be liable in any way whatsoever to Subtenant by reason thereof.

15. Signage. Sublandlord shall install and maintain unified signage for itself and Subtenant on or about the Building.

16. Default. Failure on the part of Subtenant to pay any installment of rent or increase in insurance rate or promptly and faithfully to keep and perform each and every covenant, agreement, and stipulation herein on the part of Subtenant to be kept and performed, within ten (10) days of receipt of written notice thereof from Sublandlord (and subject to any additional cure periods for non-monetary defaults as Sublandlord has under Article 19 of the Prime Lease) shall, at the option of Sublandlord, cause the forfeiture of this Sublease.


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       It is hereby understood, and Subtenant hereby covenants with Sublandlord, that such forfeiture, annulment or voidance shall not relieve Subtenant from the obligation of Subtenant to make the monthly payments of rent herein before reserved at the times and in the manner aforesaid. In case of any such default of Subtenant, Sublandlord may relet the Subleased Premises as the agent for and in the name of Subtenant, at any rental readily obtainable, applying the proceeds and avails thereof, first, to the payment of such expenses as Sublandlord may be put to in re-entering, and then to the payment of the rent as the same may from time to time become due, and toward the fulfillment of the other covenants and agreements of Subtenant herein contained, and the balance, if any, shall be paid to Subtenant. Subtenant hereby covenants and agrees that if Sublandlord shall recover or take possession of the Subleased Premises aforesaid, and be unable to relet and rent the same so as to realize a sum equal to the rent hereby reserved, Subtenant shall and will pay to Sublandlord any and all loss or losses including the difference of rent for the remainder of the Term.

17. Notices. Any notice, request or demand permitted or required to be given by the terms and provisions of this Sublease or by any law or governmental regulation by either party to the other shall be in writing, and unless otherwise required by such law or regulation, such notice, request or demand shall be deemed to have been properly given and shall be effective for any purpose if served or given by personal delivery, telecopy, overnight courier or sent by first class U.S. mail, certified or registered, postage prepaid, return receipt requested, addressed to
       (i) Sublandlord at the address hereinabove set forth, Attention: Chief Financial Officer, or to such other address as Sublandlord may, from time to time designate by notice given to Subtenant in accordance with this
       Article 16, or (ii) to Subtenant at the address hereinabove set forth,
       Attention: Chief Financial Officer, or to such other address(es) as Subtenant may from time to time designate by notice given to Sublandlord in accordance with this Article. Every notice, demand, request or other communication hereunder shall be deemed to have been given or served at the time same is personally delivered, telecopied or sent by overnight courier, or on the third day after deposit of such notice, request or demand in the mail as hereinabove set forth.

18. Re-Entry. Subtenant will quit and deliver up the possession of the Subleased Premises to Sublandlord and Sublandlord's heirs, successors, agents, or assigns, when this Sublease terminates by limitation or forfeiture, with all window glass replaced, if broken, and with all keys, locks, and bolts, and generally in the condition as the same are now or may hereafter be made by repair and compliance with all the covenants of this Sublease, reasonable wear and tear and casualty excepted.

19. Prime Lease. This Sublease is in all respects subject and subordinate to, and Subtenant accepts this Sublease subject and subordinate to all the terms, covenants, provisions, conditions and agreements contained in (i) the Prime Lease (a true and complete copy of which has been furnished by Sublandlord to Subtenant), and to all the matters to which the Prime Lease is subject and subordinate and (ii) any leasehold mortgage and/or other security instrument (and to any and all renewals, modifications, extensions substitutions, replacements and/or consolidations of such leasehold mortgage) granted by Sublandlord to Fleet National Bank, as agent, which encumbers or affects the Subleased Premises.

       Subtenant acknowledges receipt of a copy of the Prime Lease. Except as modified by specific provisions of this Sublease, or expressly excluded from incorporation herein,


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       or otherwise inconsistent with the provisions of this Sublease all of the terms, covenants, conditions and agreements of the Prime Lease are incorporated in this Sublease by reference, and are made part of this Sublease as though fully set forth herein; and the term "Landlord" therein shall refer to Sublandlord hereunder, the term "Tenant" therein shall refer to Subtenant hereunder and the term "Premises" therein shall refer to the Subleased Premises; except that the following provisions of the Prime Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and Subtenant: Article 1, Article 2,
       Article 3, Article 4, Article 6, Article 8, Article 12, Article 17,
       Article 25, Article 31, Article 34, Exhibit A, Exhibit B, Exhibit C, Exhibit D and the entire Second Amendment. In addition, as incorporated herein, all references to "Base Rent" and "Additional Rent" in the Prime Lease shall mean the Fixed Rent and additional rent payable hereunder by Subtenant.

       In the event of any inconsistency between the provisions of this Sublease and the provisions of the Prime Lease, as incorporated herein pursuant to this subparagraph, the provisions of this Sublease shall control as between Sublandlord and Subtenant.

       Sublandlord shall use reasonable efforts to enforce all of the terms of the Prime Lease applicable to the Subleased Premises, but shall have no liability for any act or omission of Prime Landlord.

20. No Constructive Waiver. No waiver of any forfeiture, by acceptance of rent or otherwise, shall waive any subsequent cause of forfeiture, or breach of any condition of this Sublease; nor shall any consent by Sublandlord to any assignment or subletting of the Subleased Premises, or any part thereof, be held to waive or release any assignee or sublessee from any of the foregoing conditions or covenants as against him or them; but every such assignee and sublessee shall be expressly subject thereto. Whenever the word "Sublandlord" is used herein, it shall be construed to include the heirs, executors, administrators, successors, assigns, or legal representatives of Sublandlord; and the word "Subtenant" shall include the heirs, executors, administrators, successors, assigns, or legal representatives of Subtenant, and the words "Sublandlord" and "Subtenant" shall include both singular and plural, individual or corporation, subject always to the restrictions herein contained, as to subletting or assignment of this sublease.

21. Parking Subtenant's employees shall have the right to use the parking spaces allocated to Sublandlord at the Building during normal business hours on a first come, first served basis.



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              IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

                                SUBLANDLORD:

                                ELEMENT K PRESS LLC

                                By:
                                   ------------------------------
                                   Name:
                                   Title:

                                SUBTENANT:

                                ELEMENT K CONTENT LLC

                                By:
                                   ------------------------------
                                   Name:
                                   Title:


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                                   Exhibit "A"


                         Description of Leased Premises


                             See Attached Schedule 1